NYSE: BBX May 2019 Leo Hinkley Managing Director, IRO 954-940-5300 Exhibit 99.1

2 Forward Looking Statements This presentation contains forward-looking statements based largely on current expectations of BBX Capital or its subsidiaries that involve a number of risks and uncertainties. All opinions, forecasts, projections, future plans and other statements, other than statements of historical fact, are forward-looking statements. Forward-looking statements may be identified by the use of words or phrases such as “plans,” “believes,” “will,” “expects,” “anticipates,” “intends,” “estimates,” “our view,” “we see,” “would” and words and phrases of similar import. The forward-looking statements in this presentation are also forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We can give no assurance that such expectations will prove to have been correct. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. Forward-looking statements are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made. This presentation also contains information regarding the past performance of the Company, its subsidiaries and their respective investments and operations, as well as trends relating to the industries in which the Company or its subsidiaries operate. Prior or current performance or trends is not a guarantee or indication of future performance or trends. Future results could differ materially as a result of a variety of risks and uncertainties. Some factors which may affect the accuracy of the forward-looking statements apply generally to the industries in which the Company operates, including the development, operation, management and investment in residential and commercial real estate, the resort development and vacation ownership industries in which Bluegreen operates, the home improvement industry in which Renin operates, and the sugar, candy and retail industry in which IT’SUGAR operates. Risks and uncertainties include, without limitation, the risks and uncertainties affecting BBX Capital and its subsidiaries, and their respective results, operations, markets, products, services and business strategies, including risks associated with the ability to successfully implement currently anticipated plans and initiatives and to generate earnings, long term growth and increased value, the risk that IT’SUGAR current stores will not be profitable and the new IT’SUGAR stores may not perform as expected, the risk that Renin’s sales, margin and other financial performance measures may not continue to improve, the risk that the performance of entities in which BBX Capital has made investments may not be profitable or perform as anticipated; BBX Capital is dependent upon dividends from its subsidiaries, principally Bluegreen, to fund its operations; BBX Capital’s subsidiaries may not be in a position to pay dividends, dividend payments may be subject to certain restrictions, including restrictions contained in debt instruments, and may be subject to declaration by such subsidiary’s board of directors or managers; the risks relating to acquisitions, including acquisitions in diverse activities, including the risk that they will not perform as expected and will adversely impact the Company’s results; risks related to BBX Capital’s transaction with the Altman Companies, including that it may not result in the benefits expected or otherwise have a positive impact on BBX Capital or its financial performance; risks relating to the monetization of BBX Capital’s legacy assets; risks relating to the valuation of BBX Capital; and risks related to litigation and other legal proceedings involving BBX Capital and its subsidiaries. The Company’s investment in Bluegreen Vacations Corporation exposes the Company to risks of Bluegreen’s business, including risks relating to its marketing agreements and other strategic alliances and relationships, including its current dispute with Bass Pro, risks related to what we perceive to be its competitive advantages, including that they may not be maintained or result in the benefits expected, risks related to growth opportunities, and risks inherent in the vacation ownership industry, as well as other risks relating to the ownership of Bluegreen’s common stock and those risks described in Bluegreen’s Annual and Quarterly Reports filed with the SEC. In addition, with respect to BBX Capital’s Real Estate and Middle Market Divisions, the risks and uncertainties also include risks relating to the real estate market and real estate development, the risk that joint venture partners may not fulfill their obligations and the projects may not be developed as anticipated or be profitable, and the risk that contractual commitments may not be completed on the terms provided or at all; risks relating to acquisition and performance of operating businesses, including integration risks, risks regarding achieving profitability, the risk that new personnel will not be successful, foreign currency transaction risk, goodwill and other intangible impairment risks, and the risk that assets may be disposed of at a loss. Reference is also made to the other risks and uncertainties described in BBX Capital’s Annual Report on Form 10-K for the year ended December 31, 2018, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, including the Risk Factors Section thereof. The Company cautions that the foregoing factors are not exclusive.

BBX Capital Corporation (NYSE: BBX) is a Florida-based, holding company whose activities include its 90% ownership of Bluegreen Vacations Corporation (NYSE: BXG) as well as its Real Estate, IT’SUGAR and Renin divisions. 3 BBX Capital Corporation

Led by an entrepreneurial team focused on creating value over the long-term 4 BBX Capital Executive Team Alan B. Levan Chairman & CEO Susan J. Saturday Chief Human Resources Officer John E. Abdo Vice Chairman Jarett Levan President Seth Wise BBX Capital Real Estate President Ray Lopez Chief Financial Officer

Build long-term shareholder value as opposed to focusing on quarterly or annual earnings Objective Since many of BBX Capital’s assets do not generate income on a regular or predictable basis, our objective is to: Achieve long-term growth as measured by increases in book value and intrinsic value over time Goal 5 BBX’s Corporate Strategy

6 BBX Capital’s Segments* *The company also has other investments, including MOD Pizza franchises, Hoffman’s Chocolates and Las Olas Confections and Snacks. These businesses are not material to our business and accordingly we are excluding them from this presentation.

A family of companies dating back more than 45 years, whose activities have included: Real Estate Acquisition and Management - $1 Billion+ Banking - 100 Branches, $6.5 Billion in Assets Commercial Real Estate Lending - $3 Billion+ Investment Banking & Brokerage - 1,000 Investment Professionals Homebuilding - Thousands of Homes Planned Community Development - 9,000 Acres Asian Themed Restaurants - 65 Locations Vacation Ownership Resort Network, including 69 resorts, and over 217,000+ vacation club owners Designer, Distributor and Manufacturer of Specialty Doors, Hardware and Home Décor Products The largest specialty candy retailer in the United States with ~100 locations in over 25 states and Washington, DC 7 BBX Capital Corporation & Affiliates Seeking to invest in companies at the right time and optimize BBX’s value add

8 Past Activities

As of March 31, 2019 Consolidated Assets: $1,760,676 Shareholders’ Equity: $ 550,864 Market Capitalization: $ 578,762 (in thousands) 9 BBX Capital Corporation

BBX Capital
Solid Financial Foundation

($ in thousands)		2013	2014	2015	2016 [6]	2017 [6]	2018
Total Revenues	$	563,991	676,966	744,257	822,153	869,570	947,593
Adjusted EBITDA [1] [2] [5]	$	N/A	N/A	N/A	103,721	122,853	109,150
Fully Diluted Book Value Per Share [3] [5]	$	2.77	2.84	4.21	4.32	5.63	5.70

Over ***$75M*** in cash liquidity on our Balance Sheet[4]

(1) Adjusted EBITDA is a non-GAAP financial measure. See appendix for a reconciliation of BBX Capital's net income to Adjusted EBITDA.
(2) BBX Capital's assets do not generate net income or Adjusted EBITDA on a regular or predictable basis. Our objective is long-term growth as measured by increases in book value and intrinsic value over time.
(3) The numerator of fully diluted book value per share for all periods is shareholders' equity. The denominator of fully diluted book value per share for all periods was computed by adding the number of Class A and Class B shares outstanding at year end and the number of non-vested restricted stock awards and exercisable stock options.
(4) Cash liquidity of BBX Capital Parent Company at March 31, 2019, excluding lines of credit.
(5) Adjusted EBITDA and fully diluted book value per share are not comparable metrics prior to the BFC Financial and BBX Capital Merger
(6) Amounts were adjusted for the adoption of the revenue recognition standard and certain other items to maintain comparability with the 2018 presentation.

BBX Capital
10

Q1 2018 Q1 2019 % Increase (Decrease) 2017 (4) (5) 2018 (5) ($ in thousands) Total Revenues $ 218,064 221,057 1.37% 869,570 947,593 Adjusted EBITDA (1) (2) $ 24,978 13,078 (47.64)% 122,853 109,150 Fully Diluted Book Value Per Share (3) $ 5.68 5.60 (1.41)% Adjusted EBITDA is a non-GAAP financial measure. See appendix for a reconciliation of BBX Capital’s net income to Adjusted EBITDA. BBX Capital’s assets do not generate net income or Adjusted EBITDA on a regular or predictable basis. Our objective is long-term growth as measured by increases in book value and intrinsic value over time. The numerator of fully diluted book value per share for all periods is shareholders’ equity. The denominator of fully diluted book value per share for all periods was computed by adding the number of Class A and Class B shares outstanding at year end and the number of non-vested restricted stock awards and exercisable stock options. Amounts were adjusted for the adoption of the revenue recognition standard and certain other items to maintain comparability with the 2018 presentation. For the 12 months ended December 31, 2017 and 2018, respectively. 11 BBX Capital Solid Financial Foundation

Historical results may not be indicative of future results. On December 15, 2016, the Company, formerly BFC Financial  Corporation, consummated its acquisition of BBX Capital Florida, LLC (formerly BBX Capital Corporation). Prior to such acquisition, the Company held an approximate 82% equity interest and 90% voting interest in the former BBX Capital Corporation. During January 2017, BFC Financial Corporation changed its name to BBX Capital Corporation. The Company’s Class A Common Stock commenced trading on the NYSE on July 13, 2017. The Company’s Class A Common Stock previously traded on the OTCQX. Note: Sale of BankAtlantic was closed on July 31, 2012. Our stock price since 2011 (the announcement of the sale of BankAtlantic) through March 31, 2019, is up 1,591.43% * Intra-day 52 week high S&P 500 BBX Capital Class A Common Stock 2500% 2000% 1500% 1000% 500% 0% 12 BBX Capital Stock Performance

1 3 2 13 Four Strategic Segments* *The company also has other investments, including MOD Pizza franchises, Hoffman’s Chocolates and Las Olas Confections and Snacks. These businesses are not material to our business and accordingly we are excluding them from this presentation. Designer, manufacturer and distributor of specialty doors, hardware, and home décor products Acquisition, Ownership, and Management of: Developments Joint Ventures Investments One of the largest specialty candy retailers in the U.S.A. ~100 Locations >25 States 4 NYSE: BXG 90% ownership interest 69 Resorts 217,000+ Vacation Club Owners (1) (1) Data as of 3/31/19

1 3 2 14 Four Strategic Segments* *The company also has other investments, including MOD Pizza franchises, Hoffman’s Chocolates and Las Olas Confections and Snacks. These businesses are not material to our business and accordingly we are excluding them from this presentation. Designer, manufacturer and distributor of specialty doors, hardware, and home décor products Acquisition, Ownership, and Management of: Developments Joint Ventures Investments 4 NYSE: BXG 90% ownership interest 69 Resorts 217,000+ Vacation Club Owners (1) (1) Data as of 3/31/19 One of the largest specialty candy retailers in the U.S.A. ~100 Locations >25 States

Bluegreen Vacations Overview Solara Surfside | Miami Beach, Florida 1994 69 Resorts (1) ~217,000 (1) ~236,000 (2) 70%(2) 48%(2) $740 million (2) $135 million (2) (3) Entered Vacation Ownership Industry 45 Club Resorts 24 Club Associate Resorts Vacation Club Owners Tours Annually Capital-Light Revenue Sales to New Customers Revenue Adjusted EBITDA Data as of 3/31/19. LTM period ended 3/31/19. See appendix for a reconciliation of Adjusted EBITDA to Net Income of $82 million for the LTM ended 3/31/19. 15

Bluegreen Vacations Solid Financial Foundation 2013 2014 2015 2016 (2) 2017 (2) 2018 Q1 2019 ($ in thousands) Total Revenues $ 515,628 583,193 617,647 719,942 723,052 738,320 168,844 Income before Taxes $ 82,507 108,971 124,319 129,624 136,998 128,893 22,172 Adjusted EBITDA (1) (2) $ N/A N/A 132,228 142,256 150,280 141,820 26,197 Adjusted EBITDA is a non-GAAP financial measure. See Appendix for a reconciliation of Bluegreen’s net income to Adjusted EBITDA. Amounts for the years ended 2016 and 2017 were retrospectively adjusted for the adoption of the revenue recognition standard 16

First Quarter(1) Performance Three months ended 3/31/19. See appendix for reconciliations. ($ in millions, except per share data) Total Revenue System-Wide Sales of VOIs Adjusted EBITDA (2) Earnings Per Share 17

Year ended 12/31/18. See appendix for reconciliations. ($ in millions, except per share data) Total Revenues System-Wide Sales of VOIs Adjusted EBITDA (2) Earnings Per Share Full Year 2018(1) Performance 18

Consistent Historical Industry Growth Vacations are a Priority for Consumers Vacation Ownership Industry Sales ($ in billions) US Leisure Spend ($ in billions) 2009-2017 CAGR 5% 2009-2017 CAGR 4% Sources: EY: State of the Vacation Timeshare Industry and Euromonitor The Vacation Ownership Industry 19

Vacation Ownership Public Peer Group Vacation Ownership Interest Sales in 2018 (1) (2) ($ in millions) Vacation Ownership Public Peer Group $2,271 $1,487 $1,410 $624 System-wide (Contract) sales for the year ended December 31, 2018. From publicly available information. Including Legacy-ILG as if acquired December 31, 2017. 20 (3)

Significant Fee-Based VOI Sales Strong Net Owner Growth Balanced Approach to Growth Differentiated Target Demographic Multiple Marketing Channels for New Owners Industry Innovator Potential Competitive Advantages 21

89% of owners live within a 4-hour drive to a Bluegreen resort Opportunities for growth in the western US Geographically diverse owner base Information as of 12/31/2018 A Leading Operator of “Drive-To” Vacation Ownership Resorts 22

Large and Differentiated Owner Base Bluegreen Vacation Club Owners CAGR: 4% Avg. Customer Household Income (1) Owner Age at Purchase (2) Above ILG, VAC, and HGV data from 2017, 2018 and 2016 from investor presentations issued by each, respectively. BXG internal data from 2018. Represents owner age at time of purchase for all sales to new owners 1/1/14-12/31/18. ($ in thousands) (in thousands) Millennial 27% Gen X 33% Baby Boomer 29% The Innsbruck | Aspen, CO 7% 4% 23

The Basics The Product Vacation Points Owner’s Focus Annually, in perpetuity The Product Points Placed in Owner’s Account $13,727 Deeded interest in a Bluegreen resort Legal Structure Simultaneous with VOI sale Deed Placed in Vacation Club Trust 2018 Average Transaction Size: $15,692 YTD 03/31/2019 Average Transaction Size: $15,796 Bluegreen Vacation Club 24

Bluegreen Vacation Club Optional Traveler Plus Program $59.00 incremental annual fee (69% of owners participate) Choice Hotels Over 6,900 hotels in 40 countries Cruise Packages Norwegian, Carnival, Crystal, Royal Caribbean, Holland America 48 Internal Direct Exchange Resorts Select Connection, Prizzma Additional Vacation Options Interval, Coast to Coast Discounts at various hotels, restaurants, retail and leisure establishments as well as rental car agencies Basic Ownership $139 annual Club dues (1) (100% of owners) 69 Resorts (2) RCI 4,300+ resorts in 100+ countries Significant Vacation Flexibility Including destination, length of stay and borrow-and-save options (3) Owner Benefits The Bluegreen Vacation Club provides access to a variety of destinations and resort types Also requires annual payment of maintenance fees. Information as of 3/31/19. Ability to carryover any unused points for one year and to borrow points from the next year, subject to certain restrictions and fees. 25

Vacation Package Marketing Process 1 Package Sales Vacation Packages >227,000 (1) 2 3 4 5 Activation Campaign Management >8 million Emails (1) Reservation, Activation & Confirmation >830,000 Inbound Calls and >550,000 Outbound calls (1) Preview Centers >130,000 Previews (1) VOI Sales Over $305 million during 2018 During 2018. 26

Vacation Packages & Leads Tanger Outlets | Premium Outlets | Simon Malls Tours Sales In-House Tours Owners 227,000+ Vacation Packages Sold Annually (1) ~236,000 Annual Tours (New Customer & Existing Owners) (1) $621 Million System-Wide VOI Sales (1) ~217,000 Vacation Club Owners (2) Marketing Mix by % of Sales (1) New Customer Sales Existing Owner Sales Other New Customer 28% Sales & Marketing Driven Business LTM period ended 3/31/19. As of 3/31/19. Other New Customers 29% 27

Bluegreen has multiple channels intended to drive sales within our core demographic One-way, exclusive in-store Bass Pro marketing relationship Operate kiosks in 69 Bass Pro stores Virtual reality pilot program launched in Bass Pro stores in Memphis, TN and Springfield, MO Extended strategic alliance through 2032 Expanded opportunities in Choice marketing relationship Currently 37 Bluegreen Vacations resorts are included in Choice’s upscale Ascend Hotel Collection portfolio of unique, boutique and historic independent hotels and resorts. Active in 21 outlet malls in proximity to Bluegreen resorts Sell vacation packages to entice prospective owners to tour Bluegreen preview centers Strategic Relationships See the Earnings Release dated May 2, 2019 for a discussion regarding the status of contract with Bass Pro. (1) 28

As of 3/31/19. Extensive Reach of Vacation Package Sales Locations Through Various Channels (1) 29

1 3 2 30 Four Strategic Segments* *The company also has other investments, including MOD Pizza franchises, Hoffman’s Chocolates and Las Olas Confections and Snacks. These businesses are not material to our business and accordingly we are excluding them from this presentation. Designer, manufacturer and distributor of specialty doors, hardware, and home décor products Acquisition, Ownership, and Management of: Developments Joint Ventures Investments 4 NYSE: BXG 90% ownership interest 69 Resorts 217,000+ Vacation Club Owners (1) Acquisition, Ownership, and Management of: Developments Joint Ventures Investments (1) Data as of 3/31/19 One of the largest specialty candy retailers in the U.S.A. ~100 Locations >25 States

Acquisition, ownership and management of joint ventures and investments in real estate and real estate development projects. 31 BBX Capital Real Estate

The following describes current investments and joint ventures in real estate development projects. See appendix for additional details. 32 BBX Capital Real Estate

33 Beacon Lake BBX Master Planned Development Beacon Lake Master Planned Development Developed and owned 100% by BBX Jacksonville, Florida Approximately 632 acres Master Planned 1,476 Lots 1,280 single family lots 196 townhome lots Development is staged in phases

34 Beacon Lake BBX Master Planned Development Beacon Lake – Phase I Master Planned Development Developed and owned 100% by BBX Jacksonville, Florida 302 Lots 151 Lots sold to Dream Finders Homes 151 Lots sold to Mattamy Homes 302 Lots taken down as of 3/31/19 188 Homes sold by homebuilders as of 3/31/19 Land development for Phase I is substantially complete Entry feature is substantially complete 8,200 SF Amenity Center is completed Grand Opening of Amenity Center had approximately 1,500 people in attendance Models are now open Phase II construction has commenced. Toll Brothers has contracted for approximately 100 Lots in Phase II

Chapel Grove Pembroke Pines, Florida Initial Investment date – Q4 2017 Approximately 11 acres Anticipated development of 125 Luxury Townhomes Prices range from mid $300K to low $400K Partner - Label & Co BBX contributed 46.75% of predevelopment costs into Joint Venture Site work is substantially completed Vertical construction is currently underway 124 townhomes contracted for sale through 3/31/19 Models are open 35 Chapel Grove New Investment Development (1) Conceptual Renderings (1)

RoboVault Self-Storage

RoboVault Self-Storage
Self-Storage Facility
Owned 100% by BBX
Ft. Lauderdale, Florida

- 90,000 SF Self-Storage facility built in 2009 comprised of climate controlled self-storage, wine storage, automobile storage, and safe deposit box units
- One of a kind storage facility that has an automatic crane that brings the units to the customers
- BBX repositioned the legacy asset as a traditional self-storage facility and executed a lease-up strategy doubling the occupancy in 2.5 years
- RoboVault was <u>sold</u> in Q2 2019 for gross proceeds of $12.35M


RoboVault
SELF STORAGE


RoboVault
SELF STORAGE
RoboVault
SELF STORAGE
954-766-9997
www.RoboVault.com
Fort Lauderdale, FL





BBX Capital

36

PGA STATION BBX Master Planned Development PGA Station Pods A & C Owned 100% by BBX Pod B – Joint Venture Owned 40% by BBX & 60% by Stiles Palm Beach Gardens, Florida Pods A & C Repositioned legacy asset by obtaining entitlements for 122 room hotel, 188,000 SF of office space and 9,100 SF or medical space Sold off all parcels for $17.8M including $7.8M sale of remaining land in April 2019 Pod B BBX & Stiles partnered to acquire three buildings in the PUD Repositioned entitlement on all three buildings and sold off all buildings for $16.5M including $9.2M sale of final two buildings in April 2019 37

CC Homes Miramar Miramar, Florida Developing 193 Single Family Homes Initial Investment Date – Q2 2015 Status – Predevelopment Partner – Codina-Carr Company BBX contributed 70% of predevelopment costs into Joint Venture 38 Other Investment Activities (1) (1) Conceptual Renderings

Listing of Completed Real Estate Investments and Results Since 2012 (6)

($ In millions)

Asset Name	Project Description	Year of Investment	Investment Amount (1)	Year of Sale (2)	Cumulative Net Cash Inflows (3)	IRR (8)
Bonterra Land Sale	50 Acre Land Sale to Lennar	2013	$ 18.7	2015	$ 30.9	27%
Flagler Land Joint Venture (5)	Land Entitlement	2013	$ 0.9	2015	$ 6.8	324%
Flagler Land Sale	Land Entitlement	2013	$ 3.2	2015	$ 10.9	67%
Gardens on Millenia – Costco and Outparcel	Land Development	2013	$ 9.1	2015	$ 10.0	3%
Village of Victoria Park (4)	Construct 30 Single-Family Homes	2013	$ 1.1	2018	$ 2.9	22%
Bonterra CC Homes (4)	Develop 394 Single-Family Homes	2014	$ 7.4	2017	$ 26.1	62%
The Addison on Millenia (4)(7)	Develop 292 Multifamily Units	2015	$ 6.2	2018	$ 15.7	38%
Gardens on Millenia - JV Retail (4)	Develop Retail	2015	$ 6.3	2018	$ 8.7	16%
Altis at Shingle Creek (4)(7)	Develop 356 Multifamily Units	2016	$ 0.3	2018	$ 3.7	153%

Historical results may not be indicative of future results

(1) For assets held in joint ventures, "Investment Amount" represents the fair value of property contributed to the venture on the contribution date and cash invested in the venture. For other assets owned by BBX Capital, "Investment Amount" represents the fair value of the property upon foreclosure and subsequent cash invested in the asset.
(2) "Year of sale" for single-family home projects represents the year in which the last home was sold.
(3) "Cumulative Net Cash Inflows" represent cash inflows received through the project's completion date.
(4) These assets represent investments in real estate joint ventures that are not consolidated into BBX Capital's financial statements.
(5) Asset was held in a joint venture that was consolidated into BBX Capital's financial statements. "Investment Amount" and "Cumulative Net Cash Inflows" are presented net of amounts attributed to noncontrolling interests.
(6) This table does not include two student housing projects which were acquired through foreclosure and subsequently sold at a loss. It lists completed projects through 3/31/19 and does not include projects sold or completed subsequent to 3/31/19.
(7) These properties were sold during Q4 2018.
(8) IRR represents the return to BBX on its investment and was determined based upon the actual timing of cash outflows paid/property contributed by BBX and cash inflows received by BBX throughout the life of the project. Historical returns achieved by any prior investment are not a prediction of future performance or a guaranty of future results.

BBX Capital

39

Acquisition of Altman Companies Transaction Details On December 3, 2018 BBX Capital Real Estate acquired a 50% interest in apartment developer The Altman Companies, including interests in Altman Development Company, Altman-Glenewinkel Construction, and the Altman Management Company. Simultaneously with the investment in Altman, BBX Capital Real Estate acquired a 50% interest in Altman’s share of the General Partnership in all the existing developments, see page 42. BBX Capital Real Estate has also agreed to acquire an additional 40% interest in Altman in approximately four years and has also agreed to buy the remaining 10% in certain circumstances. 40

Altman Companies 41 Altman Companies is a real estate development company which operates a fully integrated platform covering all aspects of the development process from site selection, underwriting, design, construction, management and sale of apartment communities.  Since 1968, The Altman Companies have developed, constructed, acquired and managed more than 25,000 multi-family homes in Florida, Michigan, Illinois, Tennessee, Georgia, Texas and North Carolina.   The company is best known for its communities rented under its Altís brand.  Its real estate and development activities are typically financed through a combination of internal and external equity and institutional debt.

Acquisition of Altman Companies

THE ALTMAN COMPANIES

BBX Capital REAL ESTATE

- Simultaneously with the investment in Altman, BBX Capital Real Estate acquired a 50% interest in Altman's share of the General Partnership in all the existing apartment developments below:

Altis Boca Raton, Boca Raton, FL	398 Units
Altis Bonterra, Hialeah, FL	314 Units
Altis Grand Central, Tampa, FL	314 Units
Altis Lakeline, Austin, TX [(1)]	354 Units
Altis Pembroke Gardens, Pembroke Pines, FL	280 Units
Altis Promenade, Tampa, FL	338 Units
Altis Wiregrass Ranch, Wesley Chapel, FL	392 Units

(1) Sold subsequent to 3/31/19.

BBX Capital

42

BBX Capital Real Estate 43 2014 2015 2016 (1) (3) 2017 (1) (3) 2018 (3) 3 Year Average ($ in thousands) Total Revenues $ 18,013 46,642 12,475 8,821 31,264 17,520 EBITDA (2) $ (3,799) 36,363 27,990 14,440 28,311 23,580 Amounts were adjusted for the adoption of the revenue recognition standard. Total revenue excludes equity earnings from unconsolidated Joint Ventures. See appendix for a reconciliation of BBX Capital Real Estate’s net income before income taxes to EBITDA. For the fiscal years ended December 31, 2018, 2017 and 2016 respectively.

BBX Capital Real Estate 44 Q1 2018 Q1 2019 ($ in thousands) Total Revenues $ 12,751 6,616 EBITDA (1) $ 10,634 2,314 See appendix for a reconciliation of BBX Capital Real Estate’s net income before income taxes to EBITDA.

1 3 2 45 Four Strategic Segments* 4 *The company also has other investments, including MOD Pizza franchises, Hoffman’s Chocolates and Las Olas Confections and Snacks. These businesses are not material to our business and accordingly we are excluding them from this presentation. Designer, manufacturer and distributor of specialty doors, hardware, and home décor products Acquisition, Ownership, and Management of: Developments Joint Ventures Investments NYSE: BXG 90% ownership interest 69 Resorts 217,000+ Vacation Club Owners (1) Acquisition, Ownership, and Management of: Developments Joint Ventures Investments (1) Data as of 3/31/19 One of the largest specialty candy retailers in the U.S.A. ~100 Locations >25 States

46 IT’SUGAR BBX Sweet Holdings acquired IT’SUGAR in June 2017. Headquartered in Deerfield Beach, Florida, IT’SUGAR, LLC (“IT’SUGAR”) is one of the largest specialty candy retailers in the United States with approximately 100 locations in over 25 states and Washington, DC. It is anticipated that 3 - 4 stores will be opened in 2019, including a flagship location in Las Vegas.

IT’SUGAR Vegas Rendering Opening May, 2019 47

48 IT’SUGAR New Stores Opened - 2018 FAO Schweetz New York, NY Easton Columbus, OH Victory Park Dallas, TX Navy Pier Chicago, IL

~100 locations in over 25 states and Washington, DC. IT’SUGAR Current Footprint 49

IT’SUGAR 50 See appendix for a reconciliation of IT’SUGAR’s net income (loss) before income taxes to EBITDA. For the fiscal year ended 2018. 2017 is not presented in the table as IT’SUGAR was acquired by the Company in June 2017 Q1 2018 Q1 2019 2018 (2) ($ in thousands) Total Revenues $ 16,700 17,425 79,778 EBITDA (1) $ (841) (841) 2,212

1 3 2 51 Four Strategic Segments* *The company also has other investments, including MOD Pizza franchises, Hoffman’s Chocolates and Las Olas Confections and Snacks. These businesses are not material to our business and accordingly we are excluding them from this presentation. Designer, manufacturer and distributor of specialty doors, hardware, and home décor products Acquisition, Ownership, and Management of: Developments Joint Ventures Investments 4 NYSE: BXG 90% ownership interest 69 Resorts 217,000+ Vacation Club Owners (1) (1) Data as of 3/31/19 One of the largest specialty candy retailers in the U.S.A. ~100 Locations >25 States

Specialty Doors Hardware Home Décor Products International Distribution Canada, United States, and Europe Barn Door Systems Driving Growth Balanced Sales Mix 50% of Sales from Big Box Retail Lean Management Focused on Improving Sales and Margin Designer, distributor, and manufacturer of: Millwork Vendor of the Year - 2016 52

2014 2015 2016 (1) 2017 (1) 2018 ($ in thousands) Total Revenues $ 57,839 56,461 65,068 68,935 68,417 Adjusted EBITDA (2) $ (174) (68) 1,852 4,595 4,984 Book Value $ 7,155 6,132 10,807 12,698 13,114 Amounts were adjusted for the adoption of the revenue recognition standard. See appendix for a reconciliation of Renin’s net income to Adjusted EBITDA. 53

Q1 2018 Q1 2019 ($ in thousands) Total Revenues $ 14,986 19,343 Adjusted EBITDA (1) $ 574 1,596 Book Value $ 12,390 13,350 54 See appendix for a reconciliation of Renin’s net income to Adjusted EBITDA.

1 3 2 55 Four Strategic Segments* *The company also has other investments, including MOD Pizza franchises, Hoffman’s Chocolates and Las Olas Confections and Snacks. These businesses are not material to our business and accordingly we are excluding them from this presentation. Designer, manufacturer and distributor of specialty doors, hardware, and home décor products Acquisition, Ownership, and Management of: Developments Joint Ventures Investments 4 NYSE: BXG 90% ownership interest 69 Resorts 217,000+ Vacation Club Owners (1) (1) Data as of 3/31/19 One of the largest specialty candy retailers in the U.S.A. ~100 Locations >25 States

Consider the market cap of the Bluegreen Vacations stock owned by BBX, and consider it a tracking stock to BXG based on its ownership stake of 90% + Plus – BBX Capital’s book value, excluding Bluegreen Vacations (3) + Plus – the market value of BBX Capital’s net assets in excess of book value + Plus – Bluegreen’s opportunity to narrow the delta between its trading multiple and the trading multiples of Hilton Grand Vacations and Marriott Vacations (4) 56 BBX Capital: Possible Valuation Methodology BBX Capital consolidated book value as of 3/31/19 of $550.9 million minus 90% of Bluegreen Vacations book value as of 3/31/19 of $432.3 million There are many ways to value a company and its securities. Valuation is a complex analytical process involving determinations as to the most appropriate and relevant methods of financial analysis. The sum-of-the-parts is only one of many possible methodologies. The above valuation does not consider or take into account i) taxes or indebtedness due on a sale, ii) subsidiary expenses or operating results of the subsidiaries, or iii) corporate overhead. Further, estimates of the value of a business or securities may not be realized on sale or liquidation and do not reflect the prices at which securities may trade in the future. The market capitalization of Bluegreen and the equity value of Bluegreen held by BBX in Bluegreen is as of March 31, 2019. Such amount may increase or decrease in the future based on both factors relating to Bluegreen and factors outside of Bluegreen’s control.

Bluegreen (NYSE: BXG) Market Capitalization/Equity Value as of 3/31/19 $1,106 billion BBX Capital’s 90% Ownership of Bluegreen Vacations Corporation $ 999 million BBX Capital’s Market Capitalization as of 3/31/19 $ 579 million(2) BBX Capital’s Fully Diluted Shares Outstanding for the quarter ended 3/31/19 98 million(1) BBX Capital’s Stock Price on 3/31/19 $ 5.92 57 BBX Capital: Possible Valuation Methodology Includes unvested shares Market capitalization is calculated based on the Company’s issued and outstanding Class A and Class B common stock times the quoted closing price on the applicable exchange as of March 31, 2019. There are many ways to value a company and its securities. Valuation is a complex analytical process involving determinations as to the most appropriate and relevant methods of financial analysis. The sum-of-the-parts is only one of many possible methodologies. The above valuation does not consider or take into account i) taxes or indebtedness due on a sale, ii) subsidiary expenses or operating results of the subsidiaries, or iii) corporate overhead. Further, estimates of the value of a business or securities may not be realized on sale or liquidation and do not reflect the prices at which securities may trade in the future. The market capitalization of Bluegreen and the equity value of Bluegreen held by BBX in Bluegreen is as of March 31, 2019. Such amount may increase or decrease in the future based on both factors relating to Bluegreen and factors outside of Bluegreen’s control.

Consider the market cap of the Bluegreen Vacations stock owned by BBX, and consider it a tracking stock to BXG based on its ownership stake of 90% + Plus – BBX Capital’s book value, excluding Bluegreen Vacations (1) + Plus – the market value of BBX Capital’s net assets in excess of book value + Plus – Bluegreen’s opportunity to narrow the delta between its trading multiple and the trading multiples of Hilton Grand Vacations and Marriott Vacations (4) 58 BBX Capital: Possible Valuation Methodology BBX Capital consolidated book value as of 3/31/19 of $550.9 million minus 90% of Bluegreen Vacations book value as of 3/31/19 of $432.3 million There are many ways to value a company and its securities. Valuation is a complex analytical process involving determinations as to the most appropriate and relevant methods of financial analysis. The sum-of-the-parts is only one of many possible methodologies. The above valuation does not consider or take into account i) taxes or indebtedness due on a sale, ii) subsidiary expenses or operating results of the subsidiaries, or iii) corporate overhead. Further, estimates of the value of a business or securities may not be realized on sale or liquidation and do not reflect the prices at which securities may trade in the future. The market capitalization of Bluegreen and the equity value of Bluegreen held by BBX in Bluegreen is as of March 31, 2019. Such amount may increase or decrease in the future based on both factors relating to Bluegreen and factors outside of Bluegreen’s control.

BBX fully diluted shares outstanding as of 3/31/19 98 Million + Based on BBX’s 90% ownership stake = $999M Market Cap/Equity Value $160M $1,159M Potential Sum-of-Parts Valuation Market Value – 3/31/19 Sum-of-Parts Book Value – Excluding Bluegreen 3/31/19(1) 59 BBX Capital: Valuable Assets Offer Potential Additional Upside BBX Capital consolidated book value as of 3/31/19 of $550.9 million minus 90% of Bluegreen Vacations book value as of 3/31/19 of $432.3 million There are many ways to value a company and its securities. Valuation is a complex analytical process involving determinations as to the most appropriate and relevant methods of financial analysis. The sum-of-the-parts is only one of many possible methodologies. The above valuation does not consider or take into account i) taxes or indebtedness due on a sale, ii) subsidiary expenses or operating results of the subsidiaries, or iii) corporate overhead. Further, estimates of the value of a business or securities may not be realized on sale or liquidation and do not reflect the prices at which securities may trade in the future. The market capitalization of Bluegreen and the equity value of Bluegreen held by BBX in Bluegreen is as of March 31, 2019. Such amount may increase or decrease in the future based on both factors relating to Bluegreen and factors outside of Bluegreen’s control.

Consider the market cap of the Bluegreen Vacations stock owned by BBX, and consider it a tracking stock to BXG based on its ownership stake of 90% + Plus – BBX Capital’s book value, excluding Bluegreen Vacations (1) + Plus – the market value of BBX Capital’s net assets, excluding Bluegreen Vacations, in excess of book value, if any 60 BBX Capital: Possible Valuation Methodology BBX Capital consolidated book value as of 3/31/19 of $550.9 million minus 90% of Bluegreen Vacations book value as of 3/31/19 of $432.3 million There are many ways to value a company and its securities. Valuation is a complex analytical process involving determinations as to the most appropriate and relevant methods of financial analysis. The sum-of-the-parts is only one of many possible methodologies. The above valuation does not consider or take into account i) taxes or indebtedness due on a sale, ii) subsidiary expenses or operating results of the subsidiaries, or iii) corporate overhead. Further, estimates of the value of a business or securities may not be realized on sale or liquidation and do not reflect the prices at which securities may trade in the future. The market capitalization of Bluegreen and the equity value of Bluegreen held by BBX in Bluegreen is as of March 31, 2019. Such amount may increase or decrease in the future based on both factors relating to Bluegreen and factors outside of Bluegreen’s control.

Led by an entrepreneurial team focused on creating value over the long-term 90% owner of Bluegreen Vacations, a profitable and growing “drive-to” vacation ownership company, with a compelling valuation opportunity Track record of identifying growth opportunities, becoming value-add partners, with a strong financial footing Current portfolio of assets in diverse verticals Summary 61 A Diversified Holding Company

NYSE: BBX Thank You!

Appendix: Leo Hinkley Managing Director, IRO 954-940-5300

Date Book Value ($) Fully Diluted Book Value (1) ($ Per Share) Fully Diluted Book Value Per Share Increase/Decrease Over Prior Year % Stock Price Stock Price Increase/Decrease Over Prior Year % S&P 500 Index Increase/Decrease Over Prior Year % 12/31/2011 $ 121,534 $ 1.53 (18%) $ 0.35 (5%) (1%) 12/31/2012 $ 298,967 $ 3.50 132% $ 1.26 260% 13% 12/31/2013 $ 239,421 $ 2.77 (21%) $ 2.89 129% 30% 12/31/2014 $ 252,906 $ 2.84 3% $ 3.20 11% 11% 12/31/2015 $ 376,826 $ 4.21 48% $ 3.39 6% (1%) 12/31/2016 $ 466,406 $ 4.32 3% $ 4.88 44% 10% 12/31/2017 $ 585,468 $ 5.63 30% $ 7.97 63% 19% 12/31/2018 $ 549,620 $ 5.70 1% $ 5.73 (28%) (6%) Returns % Compound annual gain % 21% 49% 10% Overall gain % 273% 1,537% 99% (1) 2016 and 2017 Book Value ($) and Fully Diluted Book Value ($ Per Share) were adjusted for the adoption of the revenue recognition standard. Note: Sale of BankAtlantic was closed on July 31, 2012. 64 BBX Capital Corporation

BBX Capital Corporation

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

($'s in thousands)

		2016 (1)	2017 (1)	4Q 2017	4Q 2018	2018 (2)
Net Income	**$**	**42,596**	**102,303**	**54,535**	**15,667**	**55,793**
Provision (Benefit) for income taxes		**36,390**	**(9,702)**	**(39,723)**	**9,642**	**31,639**
Income before income taxes		**78,986**	**92,601**	**14,812**	**25,309**	**87,432**
Add/(less):						
Interest income (other than interest earned on VOI notes receivable)		(4,399)	(3,706)	(827)	(1,441)	(5,631)
Interest expense		36,037	35,205	7,623	11,213	41,938
Interest expense on receivable-backed debt		(18,348)	(17,809)	(4,445)	(5,175)	(19,514)
Franchise taxes		186	178	51	19	199
Depreciation and amortization		12,906	16,762	4,982	5,776	21,788
EBITDA		**105,368**	**123,231**	**22,196**	**35,701**	**126,212**
EBITDA attributable to non-controlling interests		(10,005)	(14,531)	(4,984)	(5,972)	(26,674)
Loss (gain) on assets held-for-sale		(1,423)	46	2	(6)	3
Foreign Exchange (gain) loss		(219)	193	(118)	23	(68)
Corporate realignment cost		-	9,133	4,613	6,843	9,677
One-time special bonus		10,000	-	-	-	-
Payment to Bass Pro		-	4,781	4,781	-	-
Adjusted EBITDA	**$**	**103,721**	**122,853**	**26,490**	**36,589**	**109,150**

(1) Amounts were adjusted for the adoption of the revenue recognition standard.
(2) For the year ended December 31, 2017 and 2018, respectively.

EBITDA is defined as earnings, or net income, before taking into account interest income (excluding interest earned on VOI notes receivable), interest expense (excluding interest expense incurred on financings related to Bluegreen's receivable-backed notes payable), franchise taxes, and depreciation and amortization. For purposes of the EBITDA calculation, no adjustments were made for interest income earned on Bluegreen's VOI notes receivable or the interest expense incurred on debt that is secured by such notes receivable because they are both considered to be part of the operations of Bluegreen's business. Including the amortization of product displays provided to customers that are presented as a reduction of trade sales.

Adjusted EBITDA is defined as EBITDA Adjusted for EBIOTA attributable to noncontrolling interest and items that the Company believes are not representative of ongoing operating results. In addition, Adjusted EBITDA for 2017 has been adjusted to exclude accruals for lease obligations and severance costs associated with the closure of a factory by BBX Sweet Holdings, in order to maintain comparability with the presentation of Adjusted EBIOTA for 2018.

The Company considers EBITDA and Adjusted EBITDA to be an indicator of its operating performance, and it is used to measure its and its subsidiaries ability to service debt, fund capital expenditures and expand its business. EBITDA is also used by companies, lenders, investors and others because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company's capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. Additionally, the tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the related depreciation and amortization expense among companies.

The Company considers Adjusted EBITDA to be a useful supplemental measure of its operating performance that facilitates the comparability of historical financial periods.

EDITDA and Adjusted EBITDA should not be considered as an alternative to income before income taxes as an indicator of the company's financial performance, or as an alternative to cash flow from operating activities as a measure of its liquidity. The Company's computation of EBIDTA and Adjusted EBITDA may differ from the methodology utilized by other companies. Investors are cautioned that items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing the Company's financial performance.

BBX Capital

65

IT’SUGAR 2018 (1) Q1 2018 Q1 2019 ($ in thousands) Income (loss) before income taxes $ (2,384) (1,934) (1,923) Add/Subtract: Interest expense (income) $ 40 (1) 22 Depreciation and amortization $ 4,556 1,094 1,060 EBITDA $ 2,212 (841) (841) Reconciliation of income (loss) before income taxes to EBITDA IT’SUGAR’s EBITDA is defined as its earnings, or net income, before taking into account interest expense, income taxes, and depreciation and amortization. The Company considers IT’SUGAR’s EBITDA to be an indicator of IT’SUGAR’s operating performance, and is used to measure IT’SUGAR’s ability to service debt, fund capital expenditures and expand its business. EBITDA is also used by companies, lenders, investors and others because it excludes certain items that can vary widely across different industries or among companies within the same industry. EBITDA should not be considered as an alternative to net income as an indicator of IT’SUGAR’s financial performance or as an alternative to cash flow from operating activities as a measure of its liquidity. The Company’s computation of IT’SUGAR’s EBITDA may differ from the methodology utilized by other companies, and investors are cautioned that items excluded from EBITDA are significant components in understanding and assessing IT’SUGAR’s financial performance. For the year ended December 31, 2018. 66

Renin Holdings

Reconciliation of income (loss) before taxes to Adjusted EBITDA

($ in thousands)		2014	2015	2016(1)	2017(1)	Q1 2018	2018	Q1 2019
Income (loss) before income taxes	$	(2,043)	(2,058)	857	2,180	(30)	2,461	1,056
Add/Subtract:								
Interest expense	$	551	406	396	509	158	638	140
Depreciation and amortization	$	603	546	818	1,713	498	1,953	405
EBITDA	$	(889)	(1,106)	2,071	4,402	626	5,052	1,601
Foreign exchange (gain) loss	$	715	1,038	(219)	193	(52)	(68)	(5)
Adjusted EBITDA	$	(174)	(68)	1,852	4,595	574	4,984	1,596

(1) Amounts were adjusted for the adoption of the revenue recognition standard.

Renin's EBITDA is defined as its earnings, or net income, before taking into account interest expense, income taxes, and depreciation and amortization, including the amortization of product displays provided to customers for marketing purposes that are presented as a reduction of trade sales under GAAP.

Renin's Adjusted EBITDA is defined as EBITDA adjusted for foreign exchange gains and losses, as exchange rates may vary significantly among companies.

The Company considers Renin's EBITDA and Adjusted EBITDA to be an indicator of Renin's operating performance, and they are used to measure Renin's ability to service debt, fund capital expenditures and expand its business. EBITDA is also used by companies, lenders, investors and others because it excludes certain items that can vary widely across different industries or among companies within the same industry.

The Company considers Renin's Adjusted EBITDA to be a useful supplemental measure of Renin's operating performance that facilitates the comparability of historical financial periods.

EBITDA and Adjusted EBITDA should not be considered as an alternative to net income as an indicator of Renin's financial performance or as an alternative to cash flow from operating activities as a measure of its liquidity. The Company's computation of Renin's EBITDA and Adjusted EBITDA may differ from the methodology utilized by other companies, and investors are cautioned that items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing Renin's financial performance.

BBX Capital

67

BBX Capital Real Estate 68 2014 2015 2016(1) 2017 (1) 2018 ($ in thousands) Income before income taxes $ 471 45,474 30,993 16,084 30,214 Add/(subtract): Interest income $ (5,072) (9,921) (3,606) (2,225) (2,277) Interest expense - - - - - Depreciation and amortization $ 802 810 603 581 374 EBITDA $ (3,799) 36,363 27,990 14,440 28,311 BBX Capital Real Estate’s EBITDA is defined as its earnings, or net income, before taking into account interest expense, income taxes, and depreciation and amortization. The Company considers BBX Capital Real Estate’s EBITDA to be an indicator of BBX Capital Real Estate’s operating performance, and is used to measure BBX Capital Real Estate’s ability to service debt, fund capital expenditures and expand its business. EBITDA is also used by companies, lenders, investors and others because it excludes certain items that can vary widely across different industries or among companies within the same industry. EBITDA should not be considered as an alternative to net income as an indicator of BBX Capital Real Estate’s financial performance or as an alternative to cash flow from operating activities as a measure of its liquidity. The Company’s computation of BBX Capital Real Estate’s EBITDA may differ from the methodology utilized by other companies, and investors are cautioned that items excluded from EBITDA are significant components in understanding and assessing BBX Capital Real Estate’s financial performance. Amounts were adjusted for the adoption of the revenue recognition standard. Reconciliation of income before income taxes to EBITDA

BBX Capital Real Estate 69 Q1 2018 Q1 2019 ($ in thousands) Income before income taxes $ 12,067 2,423 Add/(subtract): Interest income $ (1,534) (202) Depreciation and amortization $ 101 93 EBITDA $ 10,634 2,314 Reconciliation of income before income taxes to EBITDA BBX Capital Real Estate’s EBITDA is defined as its earnings, or net income, before taking into account interest expense, income taxes, and depreciation and amortization. The Company considers BBX Capital Real Estate’s EBITDA to be an indicator of BBX Capital Real Estate’s operating performance, and is used to measure BBX Capital Real Estate’s ability to service debt, fund capital expenditures and expand its business. EBITDA is also used by companies, lenders, investors and others because it excludes certain items that can vary widely across different industries or among companies within the same industry. EBITDA should not be considered as an alternative to net income as an indicator of BBX Capital Real Estate’s financial performance or as an alternative to cash flow from operating activities as a measure of its liquidity. The Company’s computation of BBX Capital Real Estate’s EBITDA may differ from the methodology utilized by other companies, and investors are cautioned that items excluded from EBITDA are significant components in understanding and assessing BBX Capital Real Estate’s financial performance.

Portfolio of Real Estate Projects [4]

Asset Name	Project Size	Status	Start Date	Expected Exit/Sales Date [3]	Carrying Amount of Investment [2] (in millions)	Remaining Investment (in millions)	Estimated Future Proceeds [3] (in millions)
Multifamily Apartment Developments							
Altis at Lakeline [1] [5]	354 Apartments	Completed / Under Contract	2014	2019	$4.2	-	$9.3
Altis Boca Raton [1]	398 Apartments	Completed / Stabilized	2015	2019	$1.9	-	$2.3 - $2.5
Altis at Bonterra [1]	314 Apartments	Completed / Stabilized	2015	2019	$21.5	-	$41.3 - $51.4
Altis Pembroke Gardens [1]	280 Apartments	Completed / Stabilized	2015	2019	$1.3	-	$1.1 - $1.2
Altis Wiregrass [1]	392 Apartments	Completed / Under Lease Up	2016	2020	$1.9	-	$2.0 - $2.2
Altis at Grand Central [1]	314 Apartments	Under Development	2017	2021	$2.6	-	$3.2 - $3.5
Altis at Promenade [1]	338 Apartments	Under Development	2017	2021	$2.2	-	$3.2 – $3.6
Altis Ludlam [1]	310 Apartments	Pre-Development	2018	TBD	$0.7	TBD	TBD
Altis Preserve [1]	350 Apartments	Under Development	2018	2022	$0.7	TBD	$1.7 - $1.9

(1) These assets represent investments in real estate ventures that are not consolidated into our financial statements.
(2) For our consolidated investments, the carrying amount of our investment represents the carrying amount of the real estate asset associated with the applicable project, and for our other investments, which are unconsolidated real estate joint ventures, the carrying amount of our investment represents our investment in the applicable joint venture recognized under the equity method of accounting, as of March 31, 2019.
(3) The above information under the headings "Expected Exit/Sales Date" and "Estimated Future Proceeds" is forward looking and inherently uncertain. The information is based on our current assumptions and expectations which are largely based on factors not within our control. These factors include, but are not limited to, economic conditions generally and conditions that affect the project in particular, the performance of our joint venture partners in managing the projects, potential overruns in development and operating costs, tenant demand for retail, storage and multifamily rental units, buyer demand for single family housing, and the values of the underlying real estate upon sale or exit. Accordingly, there is no assurance that we will achieve results consistent with this forward looking information, and our actual results could differ materially from the information provided. For a discussion of other factors that may impact our actual results, and additional risks and uncertainty related to BBX Capital Real Estate's projects, see the risks, uncertainties and cautionary factors discussed in our 2018 Annual Report on Form 10-K.
(4) Excludes two projects sold in Q4 2018. See "Listing of Completed Real Estate Investments and Results since 2012" on Page 40.
(5) Sold subsequent to 3/31/19

BBX Capital

70

Portfolio of Real Estate Projects

Asset Name	Project Size	Status	Start Date	Expected Exit/ Sales Date [3]	Carrying Amount of Investment [2] (in millions)	Remaining Investment (in millions)	Estimated Future Proceeds [3] (in millions)
Single Family Developments							
Miramar CC Homes [1]	193 Homes	Predevelopment	2015	TBD	$4.0	TBD	TBD
Beacon Lake [4]	1,476 Lots	Under Development Lots under contract, 491 Lots closed, 302	2016	2018 - 2025	$22.8	TBD	TBD
Chapel Grove Townhomes [1]	125 Townhomes	Under Development Units under contract, 124 Units closed, 40	2017	2018 - 2019	$4.1	-	$5 - $5.5
Retail Developments							
Gardens on Millenia–Land	1 Outparcel	Completed – Land Lease	2013	TBD	$1.3	-	$2.0 - $2.2

(1) These assets represent investments in real estate ventures that are not consolidated into our financial statements.
(2) For our consolidated investments, the carrying amount of our investment represents the carrying amount of the real estate asset associated with the applicable project, and for our other investments, which are unconsolidated real estate joint ventures, the carrying amount of our investment represents our investment in the applicable joint venture recognized under the equity method of accounting, as of March 31, 2019.
(3) The above information under the headings "Expected Exit/Sales Date" and "Estimated Future Proceeds" is forward looking and inherently uncertain. The information is based on our current assumptions and expectations which are largely based on factors not within our control. These factors include, but are not limited to, economic conditions generally and conditions that affect the project in particular, the performance of our joint venture partners in managing the projects, potential overruns in development and operating costs, tenant demand for retail, storage and multifamily rental units, buyer demand for single family housing, and the values of the underlying real estate upon sale or exit. Accordingly, there is no assurance that we will achieve results consistent with this forward looking information, and our actual results could differ materially from the information provided. For a discussion of other factors that may impact our actual results, and additional risks and uncertainty related to BBX Capital Real Estate's projects, see the risks, uncertainties and cautionary factors discussed in our 2018 Annual Report on Form 10-K.
(4) A portion of the carrying amount of the Beacon Lake investment was funded by Community Development Bonds. A pro rata portion of the Community Development Bond obligations attaches to each parcel in the development and BBX Capital will be responsible for making payments from time to time subject to future sale of the parcels.

BBX Capital
71

Portfolio of Real Estate Projects

Asset Name	Project Size	Status	Start Date	Expected Exit/Sales Date (3)	Carrying Amount of Investment (2) (in millions)	Remaining Investment (3) (in millions)	Estimated Future Proceeds (3) (in millions)
Mixed Use Developments							
PGA Pod B (1) (5)	145,000 SF	Completed – Under Contract	2013	2019	$0.7	-	$3.3
PGA Pods A&C (5)	18 Acres	Completed – Under Contract	2014	2019	$6.8	-	$8.9
Bayview Site (1)	3 Acres	Predevelopment	2014	TBD	$1.5	TBD	TBD
The Main Las Olas	Office, Retail & 341 Apartments	Under Development(4)	2018	TBD	$1.5	$2.5	$7.2
Operating Property							
RoboVault (5)	90,000 SF Storage Facility	Completed – Available for sale	2013	2019	$6.9	-	$11.8

(1) These assets represent investments in real estate ventures that are not consolidated into our financial statements.
(2) For our consolidated investments, the carrying amount of our investment represents the carrying amount of the real estate asset associated with the applicable project, and for our other investments, which are unconsolidated real estate joint ventures, the carrying amount of our investment represents our investment in the applicable joint venture recognized under the equity method of accounting, as of March 31, 2019.
(3) The above information under the headings "Expected Exit/Sales Date" and "Estimated Future Proceeds" is forward looking and inherently uncertain. The information is based on our current assumptions and expectations which are largely based on factors not within our control. These factors include, but are not limited to, economic conditions generally and conditions that affect the project in particular, the performance of our joint venture partners in managing the projects, potential overruns in development and operating costs, tenant demand for retail, storage and multifamily rental units, buyer demand for single family housing, and the values of the underlying real estate upon sale or exit. Accordingly, there is no assurance that we will achieve results consistent with this forward looking information, and our actual results could differ materially from the information provided. For a discussion of other factors that may impact our actual results, and additional risks and uncertainty related to BBX Capital Real Estate's projects, see the risks, uncertainties and cautionary factors discussed in our 2018 Annual Report on Form 10-K.
(4) Closed 1Q 2019
(5) Sold subsequent to 3/31/19

BBX Capital

72

(1) Conceptual Rendering 73 COMMUNITIES Altís Grand Central | TAMPA, FL (1) Altís Wiregrass Ranch | TAMPA, FL Altís at Kendall Square| MIAMI, FL Altís Boca Raton | BOCA RATON, FL Examples of Altman Companies Apartment Developments

Altís Pembroke Gardens | PEMBROKE PINES, FL (1) Altís Shingle Creek | ORLANDO, FL Altís Bonterra | HIALEAH, FL Altís Lakeline |, AUSTIN TEXAS (1) 74 (1) Conceptual Renderings COMMUNITIES Examples of Altman Companies Apartment Developments

APARTMENT INTERIORS 75 ALTIS SHINGLE CREEK | Orlando, FL Examples of Altman Companies Apartment Developments

APARTMENT INTERIORS 76 ALTIS WIREGRASS | Tampa FL Examples of Altman Companies Apartment Developments

APARTMENT INTERIORS 77 ALTIS Boca Raton| Boca Raton, FL Examples of Altman Companies Apartment Developments

AMENITIES | INTERIOR ALTIS at Bonterra, Clubhouse| Hialleah, FL 78 Examples of Altman Companies Apartment Developments

AMENITIES | INTERIOR ALTIS Sand Lake, Clubhouse| Orlando, FL 79 Examples of Altman Companies Apartment Developments

AMENITIES | INTERIOR ALTIS AT Kendall Square Clubhouse| Miami, FL 80 Examples of Altman Companies Apartment Developments

AMENITIES | EXTERIOR ALTIS at Sheridan Village| Pembroke Pines, FL 81 Examples of Altman Companies Apartment Developments

AMENITIES | EXTERIOR ALTIS SAND LAKE| ORLANDO, FL 82 Examples of Altman Companies Apartment Developments

AMENITIES | EXTERIOR ALTIS BOCA RATON| BOCA RATON, FL 83 Examples of Altman Companies Apartment Developments

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (In thousands) 84

85 CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (In thousands, except share and per share data)

86 CONSOLIDATED STATEMENTS OF CASH FLOW (In thousands)

87 CONSOLIDATED BALANCE SHEETS (In thousands, except share data)

88 ADJUSTED EBITDA RECONCILIATION (In thousands)

89 ADJUSTED EBITDA RECONCILIATION (In thousands)

90 OTHER FINANCIAL DATA (In thousands)